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                                                                    EXHIBIT 4(d)
                              CERTIFICATE OF TRUST

         The undersigned, the trustees of Kmart Financing I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del.
C. Section  3810, hereby certify as follows:

         1. The name of the business trust being formed hereby (the "Trust") is "Kmart Financing I."

         2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                 Bank of New York (Delaware)
                 23 White Clay Center
                 Route 273
                 Newark, Delaware  19711

         3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  February 16, 1996



                                  /s/ Marvin P. Rich
                                  -----------------------------------
                                  Name:    Marvin P. Rich
                                  Title:   Trustee



                                  /s/ James P. Churilla
                                  -----------------------------------
                                  Name:    James P. Churilla
                                  Title:   Trustee


                                  Bank of New York, Delaware, as
                                  Trustee




                                  By:      /s/ Walter Douglas
                                           -----------------------------
                                           Name:  Walter Douglas
                                           Title: CFO and Vice President